UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 14, 2017, China Pharma Holdings, Inc. (the “Company”) held its annual shareholders meeting for the fiscal year ended December 31, 2016 (the “Annual Meeting”). Holders of 25,450,180 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 58.4% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Annual Meeting as of the record date.

The final voting results for the matter submitted to a vote of shareholders at the meeting are as follows. No broker non-votes were counted for the proposal.

A proposal to elect three independent director nominees to our Board of Directors to serve until the next annual meeting and until their successors are elected and qualified:

Director’s Name	Votes For	Votes Withheld
Gene Michael Bennett	23,802,030	1,648,150
Yingwen Zhang	23,802,178	1,648,002
Baowen Dong	23,801,129	1,649,051

Pursuant to the foregoing votes, Gene Michael Bennett, Yingwen Zhang and Baowen Dong were elected to serve as independent directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2017

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Name:	Zhilin Li
Title:	President and Chief Executive Officer

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